UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2016

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On June 28, 2016, UQM Technologies, Inc. (“UQM” or the “Company”) announced that it had entered into the Stock Issuance and Purchase Agreement, dated as of June 28, 2016 (the “Agreement”), with American Compass, Inc., a California corporation (“Buyer”).  Buyer is a wholly owned subsidiary of Hybrid Kinetic Group Limited (HKSE: 1188.HK), a Bermuda company listed on the Hong Kong Stock Exchange (“HK Group”).  Pursuant to the terms and conditions of the Agreement, Buyer has agreed to purchase 66,500,000 newly issued shares of common stock of UQM (the “Shares”) for aggregate consideration of $47,880,000 ($0.72 per share), which represents a 6.4% premium over the average volume weighted trading price of UQM’s stock for the 90 days ended on the June 27, 2016 (the “Transaction”).  Upon issuance, the Shares will equal approximately 58% of UQM’s common stock (approximately 54% on a fully diluted basis).

As previously disclosed, international sales of the Company’s products, especially into the growing Chinese electric vehicle market, is a key component of the Company’s strategy for sustainability and economic growth.  Over the past few years the Company has explored the best alternative for increasing its business in China and the Company’s board of directors and management have determined that the preferred method is partnering with a strong local partner with whom to build the Company’s sales and manufacturing operations for the domestic Chinese market.  After approaching, through UQM’s investment banker, numerous potential partners/investors with experience in the China market, the Company proceeded to discuss the potential transaction with a smaller group that eventually lead to extensive negotiation with two potential parties.  The special committee of independent directors of UQM’s board of directors determined that a partnership with HK Group and the Buyer was in the best interest of the Company and its shareholders and presented the best terms for the investment in the Company.

Closing of the Transaction is subject to the approval by UQM’s shareholders and HK Group’s shareholders.  Shareholders holding a majority of the Company’s common stock must approve the Transaction as it will result in a “change of control” under NYSE MKT rules.  The Transaction is also conditioned upon the approval of shareholders holding two thirds of the outstanding shares of the Company to amend the Company’s articles of incorporation, among other things, to increase the Company’s authorized common stock by 100,000,000 shares to 175,000,000 shares to provide sufficient shares to permit the issuance of the Shares.

Closing of the Transaction is also subject to approval by the Committee on Foreign Investment in the United States (“CFIUS”) for the controlling investment by a foreign-controlled entity in the Company.  The closing of the Agreement is subject to satisfaction of other usual and customary conditions for a transaction of this type.  The parties anticipate that the conditions to closing the Transaction will be satisfied within the next four to six months.

The parties have agreed UQM will continue to supports its current customers domestically and outside of the United States and to seek new customers on a world-wide basis for its products.  The Company’s headquarters shall remain in Colorado for at least the three years following the closing of the Transaction as well as the Company’s primary research and development efforts continuing to be conducted at its current Colorado facility.

The Company’s management will remain the same following the closing, subject to the direction of the Company’s board of directors following the closing of the Transaction, and they will continue to remain employed and compensated pursuant to their existing employment agreements through the remaining terms, which end on June 30, 2017.

Upon closing the Transaction, UQM’s board will expand to nine directors: (a) five persons nominated by Buyer, (b) the Company’s chief executive officer, and (c) three of the Company’s four current independent directors.

The Company is also subject to restrictions on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under limited circumstances, to permit the Company’s board to comply with its fiduciary duties. If the Company terminates the Agreement in connection with the board’s fiduciary duties, it must pay Buyer a $3,000,000 termination fee.  The Company will similarly pay Buyer a $3,000,000 termination fee if within six months following termination of the Agreement because of lack of approval by the UQM shareholder the Company enters into an alternative acquisition transaction.

In addition, the Agreement may be terminated by the mutual consent of the parties as well as upon failure to obtain UQM or HK Group shareholder approval or CFIUS approval within 180 days.  A party may terminated this Agreement upon the breach by the other party, provided the terminating party is not in breach of its representations, warranties or covenants.

Buyer deposited into an U.S.-based escrow account a $3,000,000 deposit that will be applied to the purchase price under the Agreement or to be paid to the Company if the Transaction does not close for certain reasons.  The deposit will be paid to the Company if the Agreement is terminated by UQM because of a breach by Buyer of its representations, warranties or covenants.  If the parties mutually determine to terminate the Agreement, the parties will determine whether the deposit is to be returned to Buyer or retained by the Company in exchange for the issuance of shares of UQM common stock at a price based on the 90-day average volume weighted trading price with a floor of $0.60 per share and a ceiling of $0.72 per share.  Similarly, if the Agreement is terminated because CFIUS approval for the transaction is not received, the deposit will be retained by UQM in exchange for issuance of UQM common stock at the price between $0.60 and $0.72 per share.  The deposit will be returned to Buyer if the Agreement is terminated because of a breach by UQM of its representations, warranties or covenants, because of a failure to obtain the approval of the shareholders of HK Group or if UQM terminates the Agreement to accept a Superior Proposal.

The Agreement contains customary representations, warranties and covenants of UQM and Buyer, including, among others, covenants for UQM to conduct its business in the ordinary course during the interim period between the execution of the Agreement and completion of the Transaction.

The Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about UQM, Buyer or HK Group. The Agreement contains representations and warranties by each of UQM and Buyer. These representations and warranties were made solely for the benefit of the other party to the Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement. Accordingly, shareholders should read the representations and warranties in the  Agreement not in isolation but only in conjunction with the other information about UQM that it include in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission.

A copy of the Agreement is attached hereto as Exhibit 10.1. A copy of UQM’s press release announcing the Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description of Exhibit

10.1Stock Issuance and Purchase Agreement dated as of June 28, 2016, among UQM and American Compass, Inc.

99.1Press Release of UQM dated June 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

28
UQM TECHNOLOGIES, INC.

Dated: June 28, 2016	By: /s/David I. Rosenthal
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description of Exhibit

10.1Stock Issuance and Purchase Agreement dated as of June 28, 2016, among UQM and American Compass, Inc.

99.1Press Release of UQM dated June 28, 2016.